                                                                    Exhibit 3.82

                          ARTICLES OF INCORPORATION
                                       OF
                            HANK'S ACQUISITION CORP.

     1. The name of the corporation is Hank's Acquisition Corp.

     2. The number of shares of capital stock the corporation is authorized to issue is 3,000 shares of common stock, par value $0.01

     3. The street address of the corporation's initial registered office is 2000 Interstate Park Drive, Suite 204, Montgomery, Alabama 36109, and the name of its initial registered agent at that office is The Corporation Company.

     4. The name and address of the incorporator of the corporation is Joshua T. Gaines, 2821 South Parker Road, 10th Floor, Aurora, Colorado 80014.

     5. (a) The name and address of the individual who is to serve as the initial director of the corporation is as follows:

Name               Address
----               -------
George B. DeHuff   2821 South Parker Road
                   10th Floor
                   Aurora, Colorado 80014

          (b) The number of directors shall be one or more, as specified in the bylaws of the corporation. The bylaws may establish a variable range for the size of the board of directors by fixing a minimum and a maximum number of directors. The number of directors may be fixed or changed from time to time, within the minimum and maximum, by the board of directors.

     6. The purpose or purposes for which the corporation is organized are, and the corporation is hereby expressly authorized to engage in, the transaction of any or all lawful business for which corporations may be incorporated under the Alabama Business Corporation Act, including, but not limited to, emergency and non-emergency medical transportation.

     7. A director of the corporation shall not be liable to the corporation or its shareholders for money damages for any action taken, or failure to take action, as a director, except for (i) the amount of a financial benefit received by such director to which such director is not entitled; (ii) an intentional infliction of harm by such director on the corporation or its shareholders;
(iii) a violation of Section 10-2B-8.33 of the Alabama Business Corporation Act or any successor provision to such section; (iv) an intentional violation by such director of criminal law; or (v) a breach of such director's duty of loyalty to the corporation or its shareholders. If the Alabama Business Corporation Act, or any successor statute thereto, is hereafter amended to authorize the further elimination or limitation of the liability of a director of a corporation, then the liability of a director of the corporation, in addition to the limitations on liability provided herein, shall be limited to the fullest extent permitted by the Alabama Business Corporation Act, as amended, or any successor statute thereto. Any repeal or modification of this provision by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the liability of a director of the corporation existing at the time of such repeal or modification.

     8. No shareholder shall have a preemptive right to purchase shares of any class of capital stock of the corporation, including treasury shares.

     The undersigned, the incorporator of the corporation, executes these Articles of Incorporation on the 27th day of August 1998, which Articles of Incorporation shall be effective upon filing.


                                        /s/ Joshua T. Gaines
                                        ----------------------------------------
                                        Joshua T. Gaines

This instrument prepared by:

Tracy M. Thompson, Esq.
Bradley Arant Rose & White LLP
2001 Park Place, Suite 1400
Birmingham, Alabama 35203

THE STATE OF ALABAMA   )
   Montgomery County   )   Probate Court

I, Reese McKinney, Jr., Judge of Probate in and for said County, in said State, hereby certify that the within and foregoing pages are a full, true and complete copy of Articles of Incorporation of Hank's Acquisition Corp. as fully and completely as the same appears of record in this office in Book No. 0211 of CORP at page 0591.

          Given under my hand and official seal this 17th day of September, A.D. 1998


                                 /s/ Reese McKinney, Jr.
                                 -----------------------------------------------
                                 Judge Probate Court, Montgomery County, Alabama

                               ARTICLES OF MERGER
                                       of
                            HANK'S ACQUISITION CORP.,
                             an Alabama Corporation
                                       and
                            HANK'S ACQUISITION CORP.,
                             a Delaware Corporation

          In accordance with the provisions of Sections 10-2B-11.05 and 10-2B-11.07 of the revised Alabama Business Corporation Act, Hank's Acquisition Corp., an Alabama corporation, and Hank's Acquisition Corp., a Delaware corporation, adopt the following Articles of Merger for the purpose of merging Hank's Acquisition Corp., a Delaware corporation, into Hank's Acquisition Corp., an Alabama corporation;

          1. The law of the State of Delaware permits such merger.

          2. The name of the surviving corporation is Hank's Acquisition Corp., and it is to be governed by the laws of the State of Alabama.

          3. The plan of merger approved by the corporations is as set forth in the Agreement and Plan of Merger which is attached hereto as Schedule I, and made a part hereof.

          4. Hank's Acquisition Corp., an Alabama corporation, has issued and outstanding 100 shares of its Common Stock, par value $0.01 per share, each of which was entitled to one vote with respect to the plan of merger. Hank's Acquisition Corp., a Delaware corporation, has issued and outstanding 3,000 shares of its common stock, par value $0.001 per share, each of which was entitled to one vote with respect to the plan of merger.

          5. The sole shareholder of Hank's Acquisition Corp., an Alabama corporation, holding 100 shares of the Common Stock, approved said plan of merger by action by written consent in lieu of a meeting. The sole stockholder of Hank's Acquisition Corp., a Delaware corporation, holding 3,000 shares of its Common Stock, approved the said plan of merger by an action by written consent in lieu of a meeting.

          6. In accordance with Section 10-2B-11.05 of the Alabama Business Corporation Act, the Articles of Incorporation of Hank's Acquisition Corp., an Alabama corporation, are filed with the Montgomery County Judge of Probate and with the Secretary of State of Alabama.

          IN WITNESS WHEREOF, each of the corporations has duly caused these Articles of Merger to be executed by its respective duly authorized officers as of this 31st day of August, 1998.

                                        HANK'S ACQUISITION CORP.
                                           an Alabama Corporation


                                        By: /s/ Joshua T. Gaines.
                                            ------------------------------------
                                            Joshua T. Gaines
                                        Its Vice President


                                        HANK'S ACQUISITION CORP.
                                           a Delaware Corporation


                                        By: /s/ Joshua T. Gaines.
                                            ------------------------------------
                                            Joshua T. Gaines
                                        Its Vice President

STATE OF COLORADO    )
                     )
COUNTY OF ARAPAHOE   )

          Before me, the undersigned authority in and for said County in said State, personally appeared Joshua T. Gaines, who is known to me and who, being first duly sworn, does depose and say that he is the Vice President of Hank's Acquisition Corp., an Alabama corporation; that he signed the foregoing Articles of Merger as Vice President of said corporation and with full authority; and that the statements made in the foregoing Articles of Merger are true and correct.


                                        /s/ J. T. Gaines
                                        ----------------------------------------
                                        Joshua T. Gaines

          Subscribed and sworn to before me on this 28th of August, 1998, in witness whereof I hereunto subscribe my name and attach the seal of my office.


                                        /s/  Elaine Roberts
                                        ----------------------------------------
                                        Notary Public

[NOTARIAL SEAL]                          My commission expires: October 1, 2000

STATE OF COLORADO    )
                     )
COUNTY OF ARAPAHOE   )

          Before me, the undersigned authority in and for said County in said State, personally appeared Joshua T. Gaines, who is known to me and who, being first duly sworn, does depose and say that he is the Vice President of Hank's Acquisition Corp., a Delaware corporation; that he signed the foregoing Articles of Merger as Vice President of said corporation and with full authority; and that the statements made in the foregoing Articles of Merger are true and correct.


                                        /s/ J. T. Gaines
                                        ----------------------------------------
                                        Joshua T. Gaines

          Subscribed and sworn to before me on this 28th of August, 1998, in witness whereof I hereunto subscribe my name and attach the seal of my office.


                                        /s/ Elaine Roberts
                                        ----------------------------------------
                                        Notary Public

[NOTARIAL SEAL]                         My commission expires: October 1, 2000

                                                                      SCHEDULE I

                                    AGREEMENT

                                       and

                                 PLAN OF MERGER

                                     Between

                            HANK'S ACQUISITION CORP.
                             an Alabama corporation

                                       and

                            HANK'S ACQUISITION CORP.
                             a Delaware corporation

                           Dated as of August 31, 1998

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

1.1.   "Agreement" or "this Agreement"......................................   2
1.2.   "Effective Time of the Merger".......................................   2
1.3.   "Merger".............................................................   2
1.4.   "Surviving Corporation"..............................................   2

                                   ARTICLE II.

             CONSTITUENT AND SURVIVING CORPORATIONS; CAPITALIZATION;
                             MERGER; EFFECTIVE TIME

2.1.   Constituent Corporations.............................................   2
2.2.   Surviving Corporation................................................   2
2.3.   Capitalization of Constituent Corporations...........................   3
2.4.   Merger...............................................................   3

                                  ARTICLE III.

              GOVERNING LAW; ARTICLES OF INCORPORATION; BYLAWS

3.1.   Governing Law........................................................   4
3.2.   Articles of Incorporation............................................   4
3.3.   Bylaws...............................................................   4

                                   ARTICLE IV.

                  BOARD OF DIRECTORS AND OFFICERS OF SURVIVING
                                   CORPORATION

4.1.   Board of Directors of Surviving Corporation..........................   4
4.2.   Officers of Surviving Corporation....................................   4

                                   ARTICLE V.

                   MANNER OF CONVERTING SHARES; CAPITALIZATION

5.1.   Stock of Hank's-AL...................................................   5
5.2.   Stock of Hank's-DE...................................................   5

                                 ARTICLE VI.

                            EFFECT OF THE MERGER

6.1.   Rights, Privileges, etc..............................................   5
6.2    Employee Benefit Plans...............................................   5
6.3.   Options, Warrants and Rights.........................................   6
6.4.   Survival of Hank's-DE................................................   6
6.5.   Further Action.......................................................   6

                                ARTICLE VII.

                                 TERMINATION

                                ARTICLE VIII.

                 AGREEMENT TO SERVICE OF PROCESS IN DELAWARE

                                 ARTICLE IX.

                          MISCELLANEOUS PROVISIONS

9.1.   Amendment and Modification; Waiver; Etc..............................   7
9.2.   Governing Law........................................................   7
9.3.   Successors and Assigns...............................................   7
9.4.   Counterparts.........................................................   7
9.5.   Headings.............................................................   7
9.6.   Entire Agreement.....................................................   7

                          AGREEMENT AND PLAN OF MERGER

          This AGREEMENT AND PLAN OF MERGER, dated as of August 31, 1998, between HANK'S ACQUISITION CORP., an Alabama corporation (herein called "Hank's-AL"), and HANK'S ACQUISITION CORP., a Delaware corporation (herein called "Hank's-DE" and Hank's-AL and Hank's-DE being sometimes herein together referred to as the "Constituent Corporations"),

                                   WITNESSETH:

          WHEREAS, all of the issued and outstanding capital stock of Hank's-AL is owned by Careline, Inc., a Delaware corporation ("Careline"), and all of the issued and outstanding capital stock of Hank's-DE is owned by Careline; and

          WHEREAS, the sole directors of Hank's-AL and Hank's-DE, respectively, deem it advisable for the general welfare and advantage of their respective corporations and their respective sole shareholder and sole stockholder that Hank's-DE merge with and into Hank's-AL pursuant to this Agreement and Plan of Merger and pursuant to applicable law (such transaction being herein called the "Merger"); and

          WHEREAS, the respective sole directors of the Constituent Corporations have approved this Agreement and Plan of Merger and have directed that this Agreement and Plan of Merger be submitted to the sole stockholder or sole shareholder, as the case may be, of each of the Constituent Corporations for their approval;

          NOW, THEREFORE, in consideration of the premises and the agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree with each other that Hank's-DE shall be merged with and into Hank's-AL as the surviving corporation in accordance with the applicable laws of the States of Alabama and Delaware and that the terms and conditions of the Merger and the mode of carrying it into effect are and shall be as follows:

                                   ARTICLE I.

                                  DEFINITIONS

          In addition to the words and terms defined elsewhere herein, the words and terms defined in this Article I shall, for all purposes of this Agreement and Plan of Merger, have the meanings herein specified, unless the context expressly or by necessary implication otherwise requires:

          I.1. "Agreement" or "this Agreement" shall mean this Agreement and Plan of Merger as the same may be supplemented or amended from time to time;

          I.2. "Effective Time of the Merger" shall have the meaning specified in Section 2.4 of this Agreement;

          1.3. "Merger" shall mean the merger of Hank's-DE with and into Hank's-AL in accordance with this Agreement and applicable law; and

          I.4. "Surviving Corporation" shall mean Hank's-AL and its successors and assigns, as provided in Section 2.2 of this Agreement.

                                   ARTICLE II.

                     CONSTITUENT AND SURVIVING CORPORATIONS;
                     CAPITALIZATION; MERGER; EFFECTIVE TIME

          II.1. Constituent Corporations. The names of the corporations which are the constituent corporations to the Merger are Hank's Acquisition Corp., an Alabama corporation, and Hank's Acquisition Corp., a Delaware corporation.

          II.2. Surviving Corporation. The surviving corporation is and will be Hank's Acquisition Corp., an Alabama corporation.

          III.3. Capitalization of Constituent Corporations.

          (a) Hank's-AL. Immediately prior to the Effective Time of the Merger, Hank's-AL shall have authorized 3,000 shares of Common Stock, par value $0.01 per share (herein called "Hank's-AL Common Stock"), of which 100 shares shall be issued and outstanding and zero shares shall be owned by Hank's-AL and held as treasury stock. The holder of the shares of Hank's-AL Common Stock is entitled to vote with respect to the Merger.

          (b) Hank's-DE. Immediately prior to the Effective Time of the Merger, Hank's-DE shall have authorized 3,000 shares of Common Stock, par value $0.001 per share (herein called "Hank's-DE Common Stock"), of which 3,000 shares shall be issued and outstanding and zero shares shall be owned by Hank's-DE and held as treasury stock. The holder of the shares of Hank's-DE Common Stock is entitled to vote with respect to the Merger.

          II.4. Merger. Subject to the terms and conditions of this Agreement, in accordance with the provisions of the Alabama Business - Corporation Act and the General Corporation Law of the State of Delaware, Hank's-DE shall be merged with and into Hank's-AL, which shall be the Surviving Corporation.

          The Merger shall not become effective until, and shall become effective upon, the happening of all of the following:

          (i) The filing of this Agreement, properly certified, executed and acknowledged by each of the Constituent Corporations after the adoption and approval of this Agreement by the sole stockholder or sole shareholder of each thereof, or the filing of an executed certificate of merger, with the Secretary of State of the State of Delaware, who shall transmit a copy of such Agreement or certificate of merger, as the case may be, for recordation in the Office of the Recorder of Deeds of Kent County, Delaware.

          (ii) The filing of executed articles of merger (herein called the "Alabama Articles of Merger") with the Secretary of State of the State of Alabama in accordance with Sections 10-2B-11.05 and 10-2B-11.07 of the Code of Alabama of 1975, or the successor provisions thereto, as the case may be.

          The time when the Merger shall become effective is herein called the "Effective Time of the Merger."

                                  ARTICLE III.

                                 GOVERNING LAW;
                           ARTICLES OF INCORPORATION;
                                     BYLAWS

          III.1. Governing Law. Hank's-AL, as the Surviving Corporation, shall be governed by the laws of the State of Alabama.

          III.2. Articles of Incorporation. The articles of incorporation of Hank's-AL, attached hereto as Exhibit A shall be the articles of incorporation of the Surviving Corporation from and after the Effective Time of the Merger until amended or restated as therein or by law provided.

          III.3. Bylaws. The bylaws of Hank's-AL as in effect immediately prior to the Effective Time of the Merger shall continue in force and be the bylaws of the Surviving Corporation after the Effective Time of the Merger until amended as therein or by law provided.

                                   ARTICLE IV.

                         BOARD OF DIRECTORS AND OFFICERS
                            OF SURVIVING CORPORATION

          IV.l. Board of Directors of Surviving Corporation. From and after the Effective Time of the Merger and until the annual meeting of shareholders of Hank's-AL next following the Effective Time of the Merger, and thereafter until their successors shall have been duly elected and qualify, the members of the Board of Directors of the Surviving Corporation shall be the members of the Board of Directors of Hank's-DE immediately prior to the Effective Time of the Merger.

          IV.2. Officers of Surviving Corporation. From and after the Effective Time of the Merger and until their successors shall have been duly elected and qualify or until their earlier resignation or removal, the officers of the Surviving Corporation shall be the officers of Hank's-DE immediately prior to the Effective Time of the Merger.

                                   ARTICLE V.

                   MANNER OF CONVERTING SHARES; CAPITALIZATION

          V.1. Stock of Hank's-AL. At the Effective Time of the Merger, each share of Hank's-AL Common Stock issued and outstanding immediately prior to the merger, including, without limitation, each share, if any, of Hank's-AL Common Stock held as treasury stock, shall be automatically converted into and become, without further action by the holder thereof, one share of Common Stock of the Surviving Corporation. As of and after the Effective Time of the Merger, each outstanding certificate which prior to the Effective Time of the Merger represented shares of Hank's-AL Common Stock shall be deemed for all purposes to evidence ownership of, and to represent an equal number of, shares of Common Stock of the Surviving Corporation.

          V.2. Stock of Hank's-DE. Upon the Effective Time of the Merger, by virtue of the merger and without any action on the part of the holder thereof, each share of Hank's-DE Common Stock issued and outstanding immediately prior thereto shall be canceled.

                                   ARTICLE VI.

                              EFFECT OF THE MERGER

          VI.1. Rights, Privileges, etc. At the Effective Time, Hank's-AL, without further act, deed or other transfer, shall retain or succeed to, as the case may be, and possess and be vested with, all rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature of the Constituent Corporations; all property of every description and every interest therein and all debts and other obligations of or belonging to or due to the Constituent Corporations on whatever account shall thereafter be taken and deemed to be held by or transferred to, as the case may be, or vested in Hank's-AL without further act or deed; title to any real estate, or any interest therein, vested in the Constituent Corporations shall not revert or in any way be impaired by reason of the Merger; and all of the rights of creditors of the Constituent Corporations shall be preserved unimpaired, and all liens upon the property of the Constituent Corporations shall be preserved unimpaired, and such debts, liabilities, obligations and duties of the Constituent Corporations shall thenceforth, remain with or attach to, as the case may be, Hank's-AL and may be enforced against it to the same extent as if all such debts, liabilities, obligations and duties had been incurred or contracted by it.

          VI.2. Employee Benefit Plans. At the Effective Time of the Merger, Hank's-AL will automatically assume all obligations of Hank's-DE under any and all employee benefit plans in effect as of the Effective Time of the Merger or with respect to which employee rights or accrued benefits are outstanding as of the Effective Time of the Merger.

          VI.3. Options, Warrants and Rights. Each outstanding option, warrant or right to acquire shares of Hank's-DE Common Stock which are not exercised prior to the Effective Time shall, at the Effective Time, be converted into the right to receive the same number of shares of Hank's-AL Common Stock subject to the terms, conditions and provisions for adjustment to which such options, warrants or rights were previously subject.

          VI.4. Survival of Hank's-DE. At the Effective Time of the Merger, the separate corporate existence of Hank's-DE shall cease, except insofar as it may be continued by statute, and it shall be merged with and into Hank's-AL, the Surviving Corporation, with the effects set forth in the Alabama Business Corporation Act and the General Corporation Law of the State of Delaware.

          VI.5. Further Action. Hank's-DE shall, to the extent permitted by law, from time to time, as and when requested by the Surviving Corporation or by its successors or assigns, execute and deliver, or cause to be executed and delivered, all such deeds and instruments and take, or cause to be taken, such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of any property of said corporation acquired or to be acquired by reason or as a result of the Merger and otherwise to carry out the intent and purposes of this Agreement, and the proper officers and directors of Hank's-DE and of the Surviving Corporation are hereby authorized, in the name of Hank's-AL or Hank's-DE or otherwise, to take any and all such action.

                                  ARTICLE VII.

                                   TERMINATION

          This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time of the Merger, whether before or after approval of this Agreement by the sole shareholder or sole stockholder, as the case may be, of any of the Constituent Corporations, by resolution of the sole director of any of the Constituent Corporations, if any circumstances develop which in the opinion of such sole director make proceeding with the Merger inadvisable. In the event of such termination and abandonment, this Agreement shall become void and have no effect, without any liability on the part of any of the Constituent Corporations or their stockholders or shareholders, directors, or officers with respect thereto.

                                  ARTICLE VIII.

                   AGREEMENT TO SERVICE OF PROCESS IN DELAWARE

          The Surviving Corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Hank's-DE and in any proceeding for enforcement of the rights of a dissenting stockholder of Hank's-DE against the Surviving Corporation, and hereby irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in such proceeding. Such agreement shall be contained in the Delaware Certificate of Merger.

                                   ARTICLE IX.

                            MISCELLANEOUS PROVISIONS

          IX.1. Amendment and Modification; Waiver; Etc. The parties hereto, by mutual agreement in writing approved by their respective sole directors, or their respective officers authorized by their respective sole directors, may amend, modify and supplement this Agreement in any respect.

          IX.2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama, except to the extent the corporate laws of the State of Delaware shall apply to Hank's-DE.

          IX.3. Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

          IX.4. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IX.5. Headings. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof.

          IX.6. Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, warranties, covenants, or undertakings, other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings, whether oral or written, between the parties with respect to such subject matter.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.

                                        HANK'S ACQUISITION CORP.,
                                        an Alabama corporation


                                        By: /s/ Joshua T. Gaines
                                            ------------------------------------
                                            Joshua T. Gaines
                                        Its Vice President

ATTEST:


By: /s/ Robert T. Allen
    ---------------------------------
    Robert T. Allen
Its Assistant Secretary

                                        HANK'S ACQUISITION CORP.,
                                        an Alabama corporation


                                        By: /s/ Joshua T. Gaines
                                            ------------------------------------
                                            Joshua T. Gaines
                                        Its Vice President

ATTEST:


By: /s/ Robert T. Allen
    ---------------------------------
    Robert T. Allen
Its Assistant Secretary

                    CERTIFICATE OF THE ASSISTANT SECRETARY OF
                            HANK'S ACQUISITION CORP.

          I, Robert T. Allen, as Assistant Secretary of Hank's Acquisition Corp., an Alabama corporation, do hereby certify under the seal of said corporation that the foregoing Agreement and Plan of Merger of Hank's Acquisition Corp., an Alabama corporation, and Hank's Acquisition Corp., a Delaware corporation, was approved and adopted by the holder of all of shares of Hank's Acquisition Corp., an Alabama corporation, by an action by written consent of the sole shareholder of said corporation in lieu of a meeting following its adoption by the sole director of said corporation.

          IN WITNESS WHEREOF, I have hereunto set my hand in my capacity as aforesaid, and have caused this certificate to be dated as of the 31 day of August, 1998.


                                        /s/ Robert T. Allen
                                        ----------------------------------------
                                        Robert T. Allen
                                        As Assistant Secretary of
                                        Hank's Acquisition Corp.
                                        an Alabama corporation

                    CERTIFICATE OF THE ASSISTANT SECRETARY OF
                            HANK'S ACQUISITION CORP.

          I, Robert T. Allen, as Assistant Secretary of Hank's Acquisition Corp., a Delaware corporation, do hereby certify under the seal of said corporation that the foregoing Agreement and Plan of Merger of Hank's Acquisition Corp., an Alabama corporation, and Hank's Acquisition Corp., a Delaware corporation, was approved and adopted by the written consent of the sole stockholder of Hank's Acquisition Corp., a Delaware corporation, following its adoption by written consent of the sole director of said corporation.

          IN WITNESS WHEREOF, I have hereunto set my hand in my capacity as aforesaid, and have caused this certificate to be dated as of the 31 day of August, 1998.


                                        /s/ Robert T. Allen
                                        ----------------------------------------
                                        Robert T. Allen
                                        As Assistant Secretary of
                                        Hank's Acquisition Corp.
                                        a Delaware corporation